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                                                                EXHIBIT 23(i)(2)


                  [Sutherland Asbill & Brennan LLP Letterhead]


                                  June 6, 2002


Board of Trustees
MLIG Variable Insurance Trust
7 Roszel Road
Princeton, NJ 08540

        RE:  MLIG VARIABLE INSURANCE TRUST

Trustees:

        We hereby consent to the reference to our name under the captions "Legal Counsel" in the prospectus and in the statement of additional information filed as part of pre-effective amendment No. 2 to Form N-1A for MLIG Variable Insurance Trust (File No. 333-83074). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP



                                            By:  /s/David S. Goldstein
                                                 ----------------------------
                                                     David S. Goldstein